Exhibit 5.2


                                        [Letterhead of Lowenstein Sandler PC]


                                                     March 2, 2004


Schering-Plough Corporation
2000 Galloping Hill Road
Kenilworth, New Jersey 07033

Dear Sirs:

         This opinion is being provided in connection with the registration under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-3, as it may be amended from time to time (the "Registration Statement"), relating to the offering and sale by Schering-Plough Corporation, a New Jersey corporation (the "Company"), from time to time, on a continuous or delayed basis pursuant to Rule 415 under the Act, of up to $2,000,000,000 aggregate public offering price, without allocation as to class of securities, of (i) debt securities of the Company, consisting of unsecured notes, debentures or other evidences of indebtedness, which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities," and together with the Senior Debt Securities, the "Debt Securities"); (ii) its preferred shares, par value $1.00 per share (the "Preferred Stock"), in one or more series; (iii) its common shares, par value $0.50 per share (the
"Common Stock"), together with associated Preferred Stock purchase rights of the Company (the "Rights"); (iv) depositary shares representing fractional interests in Preferred Stock (the "Depositary Shares"); (v) warrants to purchase Debt Securities (the "Debt Warrants"), Preferred Stock (the "Preferred Stock Warrants"), Common Stock (the "Common Stock Warrants"), or Depositary Shares (the "Depositary Shares Warrants," and together with the Debt Warrants, Preferred Stock Warrants and the Common Stock Warrants, the "Warrants") or any combination thereof; (vi) Stock Purchase Contracts representing the right to purchase Preferred Stock, Common Stock, or Depositary Shares (the "Stock Purchase Contracts"); and (vii) stock purchase units, consisting of a Stock Purchase Contract and Debt Securities, preferred securities or debt or equity obligations of third parties, including U.S. Treasury securities (the "Stock Purchase Units"). The Debt Securities, Preferred Stock, Common Stock, Rights, Depositary Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units are herein collectively referred to as the "Securities." The Debt Securities, if issued, are to be issued pursuant to an indenture in the form of Exhibit 4.4 to the Registration Statement (as it may be amended from time to time, the "Indenture") to be entered into between the Company and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). The Rights will be issued pursuant to the Rights Agreement, dated as of June 24, 1997 (as it may be amended from time to time, the "Rights Agreement"), between the Company and The Bank of New York, as rights agent, and will be

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Schering-Plough Corporation
Page 2

issued only with, and initially will be represented only by the certificates for and transferable only with, shares of Common Stock.

        In connection with this opinion, we have examined such corporate records, certificates and other documents, including the Certificate of Incorporation, as amended, of the Company, the By-Laws, as amended, of the Company, the Registration Statement, the Rights Agreement and the Indenture, and such questions of law as we have considered necessary or appropriate for the purpose of this opinion. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         We express no opinion as to the laws of any jurisdiction other than the laws of the State of New Jersey. With respect to all matters of New York law, we have, with your approval, relied upon an opinion of inside counsel addressed to us and dated the date hereof, a copy of which has been delivered to you.

         Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

         1. Debt Securities. When (i) all requisite corporate action has been taken by the Company, the Board of Directors of the Company and/or a duly authorized committee thereof and its appropriate officers to authorize the issuance of a specific Debt Security, (ii) the Indenture (and any supplemental indenture) to be entered into between the Company and the Trustee has been duly authorized, fully executed and delivered by the parties thereto; (iii) the specific terms of such Debt Security have been duly authorized and established in accordance with the Indenture (and any supplemental indenture), including the establishment of the form or forms of certificates representing the Debt Securities pursuant to the provisions of the Indenture (and any supplemental indenture); and (iv) such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture (and any supplemental indenture) and the applicable underwriting or other agreement and the purchasers thereof have delivered payment of the agreed upon consideration therefor, in each case, in accordance with the provisions of the Indenture (and any supplemental indenture) and in the manner described in the resolutions approving such Debt Securities and in the Registration Statement, the prospectus and the applicable prospectus supplement, such Debt Securities (including Debt Securities duly issued upon conversion, exercise or exchange of any Securities that are convertible into or exercisable or exchangeable for Debt Securities) will be validly issued and will constitute valid and binding obligations of the Company. The Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued as part of a unit or upon exercise or otherwise pursuant to the terms of any other Securities.

         2. Preferred Stock. When (i) all requisite corporate action has been taken by the Company, the Board of Directors of the Company and/or a duly authorized committee thereof and its appropriate officers to authorize the issuance of a particular series of Preferred Stock (including any shares of Preferred Stock duly issued upon conversion, exercise or exchange of any Securities that are convertible into or exercisable or exchangeable for shares of Preferred

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Page 3

Stock), (ii) the designation and relative rights, preferences and limitations of such series of Preferred Stock have been approved by the Board of Directors of the Company and a Certificate of Amendment relating to such series of Preferred Stock has been properly filed with the Department of the Treasury of the State of New Jersey; (iii) a form of certificate evidencing such shares of such series has been properly approved by all requisite corporate action, and certificates evidencing such shares have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration to be paid in respect thereof in the manner described in the resolutions approving such series of Preferred Stock, and (iv) such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement, the Registration Statement, the prospectus and the applicable prospectus supplement, and assuming that the Company has a sufficient number of shares of such series of Preferred Stock reserved for issuance, such shares of such series of Preferred Stock (including any shares of Preferred Stock duly issued upon conversion, exercise or exchange of any Securities that are convertible into or exercisable or exchangeable for shares of Preferred Stock) will be validly issued, fully paid and non-assessable. The shares of Preferred Stock covered in the opinion in this paragraph include any shares of Preferred Stock that may be issued as part of a unit or upon exercise or otherwise pursuant to the terms of any other Securities.

         3. Common Stock. When (i) all requisite corporate action has been taken by the Company, the Board of Directors of the Company and/or a duly authorized committee thereof and its appropriate officers to authorize the issuance of certain shares of Common Stock (including any shares of Common Stock duly issued upon conversion, exercise or exchange of any Securities that are convertible into or exercisable or exchangeable for shares of Common Stock), (ii) a form of certificate evidencing such shares of Common Stock has been properly approved by all requisite corporate action, and certificates evidencing such shares have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration to be paid in respect thereof in the manner described in the resolutions approving such shares of Common Stock, and (iii) when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement, the Registration Statement, the prospectus and the applicable prospectus supplement, and assuming that the Company has a sufficient number of shares of Common Stock reserved for issuance, such shares of Common Stock (including any shares of Common Stock duly issued upon conversion, exercise or exchange of any Securities that are convertible into or exercisable or exchangeable for shares of Common Stock) will be validly issued, fully paid and non-assessable. The shares of Common Stock covered in the opinion in this paragraph includes any shares of Common Stock that may be issued as part of a unit or upon exercise or otherwise pursuant to the terms of any other Securities.

         4. Depositary Shares. When (i) all requisite corporate action has been taken by the Company, the Board of Directors of the Company and/or a duly authorized committee thereof and its appropriate officers to authorize the issuance of certain Depositary Shares, (ii) the terms of the deposit agreement under which such Depositary Shares are to be issued have been duly established and the deposit agreement has been duly authorized, fully executed and delivered by the parties thereto, (ii) the terms of such Depositary Shares and of their issuance and sale have been duly established in conformity with the deposit agreement, (iv) the shares of Preferred

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Stock  represented  by such  Depositary  Shares  have been duly  authorized  for authentication (if required), issuance and delivery as contemplated in paragraph 2 of this opinion letter, and duly delivered to the depositary and when the depositary receipts evidencing the Depositary Shares have been duly issued against deposit of the shares of Preferred Stock in accordance with the deposit agreement and issued and sold in the manner described in the Registration Statement, the prospectus and the applicable prospectus supplement against payment therefor of the consideration to be paid in respect thereof in the manner described in the resolutions approving such Depositary Shares, and assuming that the Company has a sufficient number of shares of Preferred Stock reserved for issuance, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the deposit agreement. The Depositary Shares covered by the opinion in this paragraph include any Depositary Shares that may be issued as a part of a unit or upon exercise or otherwise pursuant to the terms of any other Securities.

         5. Warrants. When (i) all requisite corporate action has been taken by the Company, the Board of Directors of the Company and/or a duly authorized committee thereof and its appropriate officers to authorize the issuance of Warrants, (ii) the terms of the warrant agreements under which such Warrants are to be issued have been duly established and the warrant agreements have been duly authorized, fully executed and delivered by the parties thereto, (iii) the terms of such Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement; (iv) the Warrants are Debt Warrants, Preferred Stock Warrants, Common Stock Warrants or Depositary Share Warrants, as the case may be, Securities covered by such Warrants have been duly authorized for authentication (if required), issuance and delivery as contemplated in the appropriate paragraph of this opinion letter, and (v) certificates evidencing such Warrants have been duly completed and duly executed, authenticated, issued and delivered, against payment therefor of the consideration to be paid in respect thereof in the manner described in the resolutions approving such Warrants, in accordance with the applicable warrant agreement and in the Registration Statement, the prospectus and the applicable prospectus supplement, such Warrants will be validly issued and binding obligations of the Company. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued as part of a unit or upon exercise or otherwise pursuant to the terms of any other Securities.

         6. Stock Purchase Contracts. When (i) all requisite corporate action has been taken by the Company, the Board of Directors of the Company and/or a duly authorized committee thereof and its appropriate officers to authorize the issuance of certain Stock Purchase Contracts, (ii) the terms of the governing instruments or agreements under which such Stock Purchase Contracts are to be issued have been duly established and the governing documents have been duly authorized, fully executed and delivered by the parties thereto, (iv) the terms of such Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents, and (v) such Stock Purchase Contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold in the manner described in the Registration Statement, the prospectus and the applicable prospectus supplement against payment therefor of the consideration to be paid in respect thereof in the manner described in the resolutions approving such Stock Purchase Contracts, such Stock

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Page 5

Purchase Contracts will constitute valid and legally binding obligations of the Company, and any Securities, when duly issued upon conversion, exercise or exchange of any such Stock Purchase Contracts that are convertible into or exercisable or exchangeable for such Securities, will be validly issued, fully paid and non-assessable. The Stock Purchase Contracts covered by the opinion in this paragraph include any Stock Purchase Contracts that may be issued as part of a unit or upon exercise or otherwise pursuant to the terms of any other Securities.

         7. Stock Purchase Units. When (i) all requisite corporate action has been taken by the Company, the Board of Directors of the Company and/or a duly authorized committee thereof and its appropriate officers to authorize the issuance of certain Stock Purchase Units, (ii) the terms of the unit agreements under which such Stock Purchase Units are to be issued have been duly established and the unit agreements have been duly authorized, fully executed and delivered by the parties thereto, (iii) the terms of such Stock Purchase Units and of their issuance and sale have been duly established in conformity with the applicable unit agreements, (iv) the Stock Purchase Contracts and the other Securities that form a part of such Stock Purchase Units each have been duly authorized, executed authenticated (if required), issued and delivered as contemplated in the appropriate paragraph of this opinion letter set forth above, and (v) such Stock Purchase Units have been duly executed and authenticated and issued and sold, in each case, in accordance with the applicable unit agreements and in the manner described in the Registration Statement, the prospectus and the applicable prospectus supplement against payment therefor of the consideration to be paid in respect thereof in the manner described in the resolutions approving such Stock Purchase Units, such Stock Purchase Units will constitute valid and legally binding obligations of the Company. The Stock Purchase Units covered by the opinion in this paragraph include any Stock Purchase Units that may be issued as part of a unit or upon exercise or otherwise pursuant to the terms of any other Securities.

         8. Rights. When (i) the Rights have been duly authorized; and (ii) such Rights are issued in accordance with the Rights Agreement, together with shares of Common Stock validly issued in the manner contemplated by Paragraph 3 above, such Rights will be validly issued.

         For purposes of the relevant opinions above, we have assumed that (i) the Registration Statement shall have become effective under the Act and such effectiveness shall not have been terminated or rescinded; (ii) the Indenture (and any supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended; (iii) all applicable provisions of the "Blue Sky" and securities laws of the various states and other jurisdictions in which the Securities may be offered and sold shall have been complied with; (iv) there shall not have occurred any change in law affecting the validity or enforceability of any Security; (v) all requisite corporate action shall have been taken by the Company, the Board of Directors of the Company and/or a duly authorized committee thereof and its appropriate officers to establish, approve and authorize the creation and terms of each Security, to approve and authorize the issuance thereof, to approve and authorize the execution and delivery of any agreement in respect of such issuance and no such authorization shall have been modified or rescinded in any respect; (vi) a prospectus supplement, pricing supplement or term sheet shall have been prepared and filed under the Act describing the terms of such Securities offered thereby complying with all applicable laws; and (vii) all requisite corporate action was taken by the Company, the Board

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of Directors of the Company and/or a duly authorized  committee  thereof and its appropriate officers to execute, deliver and perform the Rights Agreement at the time that it was executed. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company. In addition, we have assumed that the Indenture shall be substantially in the form filed as an exhibit to the Registration Statement.

         Our opinions expressed above are subject to the following qualifications:

         (a) We express no opinion as to the effect of (i) any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances and preferences, (ii) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration regardless of whether considered in a proceeding in equity or at law, (iii) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, or
(iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency, composite currency or currency unit.

         (b) To the extent that the obligations of the Company under the Indenture (and any supplemental indenture) and all other governing documents under which the Securities are to be issued (the "Governing Documents") may be dependent upon such matters, we assume for purposes of this opinion that (i) each of the Trustee under the Indenture (and any supplemental indenture) and any third party who is a party to a particular Governing Document (a "Third Party") has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization; (ii) each of the Trustee and any Third Party is duly qualified to engage in the activities contemplated by the Indenture (and any supplemental indenture) and the Governing Document, as applicable; (iii) the Indenture (and any supplemental indenture) and each Governing Document has been duly authorized, executed and delivered by the Trustee and the appropriate Third Party, as applicable, and constitutes a legally valid, binding and enforceable obligation of the Trustee and the appropriate Third Party, as applicable, enforceable against the Trustee and the appropriate Third Party, as applicable, in accordance with its terms; (iv) each of the Trustee and any Third Party is in compliance, generally and, with respect to the Trustee, acting as trustee under the Indenture (and any supplemental indenture), with all applicable laws and regulations; and (v) each of the Trustee and any Third Party has the requisite organizational and legal power and authority to perform its obligations under the Indenture (and any supplemental indenture) and Governing Document, as applicable.

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Page 7

         (c) We express no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the caption "Validity of Securities" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,


                                                     /S/ LOWENSTEIN SANDLER PC